MEDIA GENERAL, INC.
                      DIRECTORS' DEFERRED COMPENSATION PLAN

         1. Purpose. The purpose of the Media General, Inc. Directors' Deferred Compensation Plan (the "Plan") is to encourage and enable each member of the Board of Directors (the "Board") of Media General, Inc. (the "Company") who is not and has never been an employee of the Company (a "Director") to increase his or her proprietary interest in the Company and to align his or her interests more closely with the shareholders of the Company through the receipt of
Deferred Stock Units representing fifty percent or more of the annual compensation payable to each Director for his or her services to the Board.

         2.       Definitions.

                  a) "Act" shall mean The Securities Exchange Act of 1934, as amended.

                  b) "Annual Director's Fee" shall mean the annual retainer fee paid quarterly by the Company to each Director, which fee may be modified from time to time, and which shall include all Director compensation, including attendance at Board and committee meetings. For any Director who shall have failed to attend at least 75 percent of the Board meetings in the prior fiscal year, the Annual Director's Fee shall exclude the amount otherwise payable on the first Quarterly Payment Date.

                  c) "Award Value" shall mean the average of the closing trading prices of a share of Common Stock on the exchange on which the Common Stock then is traded for the last ten trading days of the prior calendar year, as reported in The Wall Street Journal.

                  d) "Beneficiary" shall mean that person, including a trust, designated by a Director in writing to the Committee to receive any benefits that may become due under this Plan following the death of such Director.

                  e) "Code" shall mean the Internal Revenue code of 1986, as amended.

                  f) "Committee" shall mean the Compensation Committee as appointed from time to time by the Board, and which shall consist of two or more "non-employee directors" as that term is defined in Rule 16b-3 of the Act.

                  g) "Common Stock" shall mean the Class A Common Stock of the Company.

                  h) "Deferred Cash Account" shall mean the book entry account established and maintained solely to record and measure future benefits to be distributed to each Director who may have elected to have half of his or her Annual Director's Fee deferred in cash. The balance in a Deferred Cash Account shall be increased on the last business day of each quarter by an amount equal to three months of simple interest earned as computed under the same method as that of the deferred compensation plan offered to certain Company employees.

                  i) "Deferred Stock Unit" shall mean a hypothetical share of Common Stock, and each Deferred Stock Unit credited to a DSU Account shall be deemed to have the same value, calculated from time to time, as a share of Common Stock.

                  j) "Dividend Account" shall mean the book entry account established and maintained for each Director to record the conversion of Dividend Equivalents into Deferred Stock Units in accordance with Section 5 of the Plan.

                  k) "Dividend Equivalents" shall mean an amount of hypothetical cash dividends on Common Stock upon which Deferred Stock Units are credited to a Dividend Account, and which are determined by (i) multiplying the Company's quarterly dividend per share by the number of Deferred Stock Units in a DSU Account as of the Record Date, and (ii) by dividing that amount by the Fair Market Value of a share of Common Stock as of the Dividend Payment Date.

                  l) "Dividend Payment Date" shall mean that date upon which the Company's quarterly dividends are payable.

                  m) "DSU Account" shall mean the book entry account established and maintained solely to record and measure the future benefits to be distributed based upon the collective record of a Director's Stock Unit Account and Dividend Account.

                  n) "Effective Date" shall mean January 1, 1997.

                  o) "Fair Market Value" shall mean the average of the closing trading prices, as reported in The Wall Street Journal, of a share of Common Stock on the exchange on which the Common Stock then is traded for the ten trading days immediately preceding the date on which the determination of value is made.

                  p) "Outside Directors Retirement Agreement" shall mean the agreement between the Company and each Director serving on the Board on the Effective Date, the benefits of which shall be converted into Deferred Stock Units under Section 9 of the Plan.

                  q) "Quarterly Payment Date" shall mean each of the four dates established by the Company for payment of the Annual Director's Fee, and which shall be the dates on which Deferred Stock Units will be credited to the Stock Unit Account and the Dividend Account.

                  r) "Record Date" shall mean the date upon which ownership of Common Stock entitles such owner to receive quarterly dividends.

                  s)   "Retirement"   shall  mean  the  effective  date  of  the
termination of the services of a Director for any reason.

                  t) "Stock Unit Account" shall mean the book entry account established and maintained for each Director to record the Deferred Stock Units to be credited to a Director pursuant to Section 4 of the Plan.

         3. Administration. The Plan is an unfunded deferred compensation arrangement and shall be administered, interpreted and construed by the Committee, provided that the Secretary or the Treasurer of the Company shall be authorized to take such ministerial actions as may be necessary to effectuate the instructions of the Committee and the Plan. All elections permitted or required under the Plan will be made by filing written notice thereof with the Secretary or Treasurer of the Company.

         4. Deferrals; Further Elections. A minimum of fifty percent (50%) of each Director's Annual Director's Fee shall be paid by the Company in Deferred Stock Units. Each Director annually may elect to defer the balance of his or her Annual Director's Fee in either Deferred Stock Units or cash for the following year by filing a written notice of such election with the Treasurer of the Company no later than December 31 of the prior calendar year. Current Directors shall file any such elections prior to April 1, 1997 with respect to the remaining portion of the 1997 Annual Director's Fee; Directors elected after the Effective Date shall file any such election promptly upon the commencement of services to the Board. The amount of Deferred Stock Units to be credited to a Director's Stock Unit Account shall be determined annually for each Quarterly Payment Date during the calendar year by dividing (a) the portion of the Annual Director's Fee to be deferred in Deferred Stock Units by (b) the Award Value. The amount of cash to be credited to a Director's Deferred Cash Account, if any, shall be the portion of the Annual Director's Fee payable on the Quarterly Payment Date. Any portion of an Annual Director's Fee to be paid in cash without deferral also shall be paid on the Quarterly Payment Date.

         5. Dividend Equivalent Award.Directors shall not be entitled to any rights of a holder of Common Stock by reason of DSU Accounts credited with Deferred Stock Units, except that Deferred Stock Units credited to Dividend Accounts shall be increased by Dividend Equivalents determined and credit as of each Dividend Payment Date.

         6. Settlement of Account Balance. The aggregate number of Deferred Stock Units credited to a Director's DSU Account and the balance, if any, credited to a Director's Deferred Cash Account will be distributed according to such Director's election, which, to be effective, must be submitted in writing to the Secretary or Treasurer of the Company no more than thirty days after such Director's Retirement. A Director may elect to have his or her DSU Account balance settled in a cash lump sum payment as of his or her Retirement date, in a single distribution of Common Stock as of such date or in annual installments of either cash or Common Stock over a period up to ten years. A Director may elect to have his or her Deferred Cash Account balance settled in a cash lump sum payment as of his or her Retirement date or in annual installments of cash over a period up to ten years. In the absence of a timely election, a Director's DSU Account balance will be settled in a single Common Stock distribution as of his or her Retirement date and his or her Deferred Cash Account balance will be settled in a single cash lump sum payment as of his or her Retirement date.

         For single distributions of Common Stock from a DSU Account, the number of shares of Common Stock to be distributed shall equal the number of Deferred Stock Units available for distribution on the Director's Retirement date. In the event annual installments of Common Stock are elected, the number of shares of Common Stock distributable over the installment period shall be determined annually as follows: (a) the number of Deferred Stock Units then credited to a DSU Account (such calculation to include increases in the Dividend Account by reason of Dividend Equivalents, and decreases in the DSU Account by reason of prior distributions) shall be divided by (b) the number of installment payments remaining in the designated installment term (including the current installment payment date). Any fractional shares shall be retained in the Director's DSU Account until the date of the last installment payment, at which time any fractional share shall be paid in cash based upon the Fair Market Value a of the trading day immediately preceding any such annual installment payment date.

         The amount of cash subject to distribution from a DSU Account shall be determined as follows: (a) the number of Deferred Stock Units in a Director's DSU Account on the Director's Retirement date shall be multiplied by (b) the Fair Market Value of the Common Stock as of such date. For a single distribution from a Director's Deferred Cash Account, the amount to be distributed shall be the balance in his or her Deferred Cash Account as of the Director's Retirement Date. In the event annual distributions of cash are elected, the payment amounts distributable over the installment period shall be determined annually as follows: (a) the balance in the Director's Deferred Cash Account shall be divided by (b) the number of installment payments remaining in the designated installment term (including the current installment payment date).

         In the event annual installments of cash are selected, the DSU Account balance, and the Deferred Cash Account balance, if any, shall be increased on the last business day of each quarter by an amount equal to three months of simple interest earned as computed under the same method as that of the deferred compensation plan offered to certain Company employees.

         If a Director dies before all amounts credited to such Director's DSU Account and Deferred Cash Account have been distributed, the balance will be distributed to such Director's Beneficiary in the manner previously designated by the Director or, in the absence of such designation, in the manner specified timely by the Beneficiary. If a Director dies without designating a Beneficiary, or if the designated Beneficiary predeceases the Director, the balance in the Director's DSU Account and Deferred Cash Account will be distributed to the executor or administrator of such Director's estate, in the manner previously designated by the Director or, in the absence of such designation, in the manner specified timely by the executor or administrator.

         7. Nonassignability and General Rights. Neither participation in, nor the right to receive any payments under, the Plan will give any Director or Beneficiary a proprietary interest in the Company or any of its assets. A Director or Beneficiary will for all purposes be deemed to be a general creditor of the Company and shall not have any security interest in, or lien against, any assets deemed to be associated with any Deferred Cash Account, Dividend Account, DSU Account or Stock Unit Account. The rights of a Director or Beneficiary under the Plan cannot be assigned or pledged and will not be subject to the claims of creditors of the Director or Beneficiary.

         8. Amendment. The Board of Directors will have the right to modify this Plan from time to time, with shareholder approval to the extent required by Rule 16b-3, or to terminate the Plan entirely; provided, however, that no modification or termination of the Plan will operate to annul an election already in effect for the fiscal year in which such modification or termination is effective, or to adversely affect the rights of a Director or Beneficiary to receive distributions as provided herein.

         9. Conversion of Retirement Benefit. As a condition to participation in the Plan, each Director participating in the Outside Director Retirement Plan agrees that his or her annual vested accrued benefit in the Outside Director Retirement Plan, as of the Effective Date, shall be converted into Deferred Stock Units, as of the Effective Date, in accordance with Exhibit A hereof.

         10. General Restrictions. The issuance of Common Stock or the delivery of certificates therefor to or for the benefit of Directors hereunder shall be subject to the requirement that, if the listing, registration or qualification of such shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental body, shall be necessary or desirable as a condition of, or in connection which, such issuance and delivery thereunder, such issuance or delivery shall not take place unless such listing, registration, qualification, consent or approval shall have been effected promptly and in a manner acceptable to the Company.

         11. Change in Capital Structure. In the event of any change in the Common Stock by reason of any stock dividend, spin-off, split, combination of shares, exchange of shares, warrants or rights offering to purchase Common Stock at a price below its fair market value, reclassification, recapitalization, merger, consolidation or other change in capitalization, appropriate adjustment shall be made by the Committee in the number and kind of Deferred Stock Units subject to the Plan and any other relevant provisions of the Plan, whose determination shall be binding and conclusive on all persons.

         12. Governing Law. The Plan shall be construed and enforced pursuant to the laws of the Commonwealth of Virginia.

         13. Term. The Plan shall remain in effect until amended or terminated by action of the Board as provided herein.

                                    Exhibit A


                                                                                                      Converted
                                              Annual Vested                                           Number of
                        Year of                  Accrued               Effective Date                 Deferred
Director               Election                  Benefit                Present Value                Stock Units
--------               --------                  -------                -------------                -----------
Davis                    1989                    $10,500                    $80,239                      2,650

Hatcher                  1991                      9,000                     68,776                      2,250

Valentine                1991                      7,500                     57,314                      1,900

Black                    1993                      6,000                     45,851                      1,500

Medlin                   1994                      4,500                     34,388                      1,150

Robertson                1996                      1,500                     11,463                        400